Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated April 25, 2017 and effective as of April 1, 2017 (the “Effective Date”), is by and among Mantra Venture Group Ltd., a British Columbia corporation (“Buyer”), and InterCloud Systems, Inc., a Delaware corporation (“Seller”).

P R E M I S E S:

WHEREAS, Seller’s subsidiaries AW Solutions, Inc. and AW Solutions Puerto Rico LLC are collectively engaged in the business of providing professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry (the “Business”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets used or useful in the operation of the Business upon the terms and conditions hereinafter set forth.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1            Defined Terms. The following terms shall have the following meanings in this Agreement:

“Accounts Receivable” means any and all amounts owed in cash to Seller or any of its Subsidiaries by reason of a sale of a good or provision of a service in the ordinary course of the Business (in accordance with GAAP and net of any allowances, applicable reserves and deferred revenue).

“Acquisition Proposal” shall mean any proposal for an acquisition, a merger or other business combination with Seller, or any proposal or offer to acquire directly or indirectly all or substantially all of the equity interest in Seller or all or substantially all of the assets of Seller.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (b) any other person which is a director, officer or general partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person, (c) another Person of which the specified Person is a director, officer or general partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (d) another Person as to which the specified Person serves as trustee or in a similar capacity, or (e) any relative or spouse of the specified Person within the first degree of consanguinity, and to the extent they share a common household with the specified Person, any relative of such spouse or any spouse of any such relative. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Assets” means Seller’s interest in substantially all the tangible and intangible assets owned, leased or licensed on the Effective Date by Seller in connection with the Business, including, but not limited to, those items described in Section 2.1, but not including the Excluded Assets listed in Section 2.2 hereof.

“Assumed Contracts” means all Contracts of Seller related to the Business or the Assets and listed on Schedule 3.8 hereto.

“Assumed Current Liabilities” means the current liabilities of Seller as of the Effective Date directly related to the Business each of which was incurred in the ordinary course of business.

“Business Day” means any day other than any Saturday or Sunday or any other day on which banks located in New York, New York generally are closed for business.

“Closing” means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Article VIII hereof.

“Code” means the Internal Revenue Code of 1986, as amended to the date hereof.

“Confidential Information” shall mean (a) all of Seller’s and its Subsidiaries’ technical, commercial, marketing, strategic, business or other information, data, plans and material of the kind either identified as confidential or proprietary or which a reasonable person would recognize to be confidential or proprietary, either from its nature or the manner of its disclosure, or which has not entered the public domain and (b) the terms and provisions of this Agreement and any other material information relating to this Agreement or the transactions contemplated hereunder. Confidential Information does not include any information that is or becomes generally known to and available for use by the public, is obtainable from independent sources or is required by law to be disclosed.

“Consents” means the consents of third parties necessary to consummate the transactions contemplated hereby.

“Contracts” means all agreements, written or oral (including any amendments and other modifications thereto), to which Seller is a party or is bound.

“Disclosure Schedule” means the Seller’s Disclosure Schedule attached hereto and made a part hereof.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, as calculated in accordance with GAAP. For the purpose of calculating the “EBITDA” of the Business, such calculations shall not include any and all salaries and/or similar payments to employees or agents of the Business who were not receiving payments from Seller at the time of closing under this Agreement unless, subsequent to the Closing, such employee or agent has replaced an employee or agent of the Business and is receiving approximately the same salary and/or payments.

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“EBITDA Calculation Statement” means the Six-Month Anniversary EBITDA Calculation Statement.

“Encumbrance” means any lien, mortgage, pledge, claim, security interest, imperfection in title or other third party right or interest of any kind whatsoever, or restrictive agreement, conditional sales agreement, option, encumbrance or charge of any kind whatsoever.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fundamental Representations” means those representations and warranties set forth in Section 3.1 (“No Violation; Authorization”), Section 3.2 (“Due Organization”), Section 3.3 (“Binding Obligation”) and Section 3.4 (“Assets and Title”).

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Hazardous Substances” shall mean any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any environmental Laws or which are regulated, listed or controlled by, under or pursuant to any environmental Laws, or which has been determined or interpreted at any time by any governmental authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree, including any Hazardous Substance as that term is defined under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”).

“Intellectual Property” shall mean all Intellectual Property Rights owned by or licensed to Seller, whether or not used in connection with the Business, including the name “Ingenious” and all associated goodwill.

“Intellectual Property Rights” shall mean all statutory, common law and registered patents, copyrights, trademarks service marks, tradenames, domain names (including Registered Intellectual Property), and all trade secrets, designs, imprints, logos, compilations of data and other intangible rights and interests.

“Knowledge” shall mean the actual knowledge of the party to whom such knowledge is imputed or the knowledge of the party after reasonable due inquiry and investigation, including inquiry of any employees of Seller that have responsibility for such matter. For the purposes of this definition, any applicable party shall be deemed to have knowledge of information in documents that are or have been in his possession (including in electronic format).

“Law” means any law, rule or regulation of any federal, state or local governmental authority.

“Liabilities” means any liabilities, claims, obligations, commitments, expenses or damages, whether known or unknown, contingent or absolute, named or unnamed, disputed or undisputed, legal or equitable, determined or indeterminable, or liquidated or unliquidated.

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“Licenses” means all of the licenses, permits and other authorizations issued by any federal, state or local governmental authorities to Seller and used in the operation of the Business, with any additions thereto between the Effective Date and the Closing Date.

“Material Adverse Effect” shall mean a material adverse effect on the Business, Assets, liabilities, condition (financial or otherwise), prospects or results of operations of Seller or any of its Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economies or securities or financial markets in general; (ii) changes, conditions or effects that affect the industries in which the Business operates (provided such changes, conditions or effects do not adversely and disproportionately affect Seller relative to other Persons in such industries); (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (iv) the effect of any changes in applicable Laws or accounting rules, including GAAP; (v) any change, effect or circumstance resulting from the announcement of this Agreement; or (vi) conditions caused by acts of terrorism or war (whether or not declared) or any man-made disaster or acts of God.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property; and (d) other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Personal Property” means all of the interest of Seller in all machinery, equipment, computer programs, computer software, tools, motor vehicles, furniture, leasehold improvements, office equipment, supplies, plant, spare parts and other tangible personal property which are owned by or leased to Seller or its Subsidiaries, or otherwise used or possessed by Seller, together with any additions or deletions thereto expressly permitted by Buyer or this Agreement between the Effective Date and the Closing Date.

“Real Property” means all of Seller’s owned or occupied real property, leasehold interests, easements, real estate licenses, rights to access and rights of way used in the Business, together with any additions or deletions thereto expressly permitted by Buyer or this Agreement between the Effective Date and the Closing Date.

“Registered Intellectual Property” means all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, and any domain name registrations; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

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“Release” shall mean any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting Hazardous Materials, including the definitions given to any of such terms under CERCLA or any other environmental law.

“Subsidiary” shall mean, with respect to Seller, any entity of which a majority of the voting power or equity interest is owned, directly or indirectly, by Seller.

“Tax” shall mean any federal, territorial, state, county, local, or foreign income, gross receipts, license, payroll, wage, employment, excise, utility, communications, production, occupancy, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, capital levy, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, real property gains, recordation, business license, workers’ compensation, Pension Benefit Guaranty Corporation, personal property, sales, use, transfer, registration, value added, ad valorem, alternative or add-on minimum, estimated, or other tax, fee, charge, premium, imposition of any kind whatsoever, however denominated, imposed by any tax authority, including, but not limited to, the Internal Revenue Service (“IRS”), together with any interest, penalties or other additions to tax and any interest on any such interest, penalties and additions to tax payable in respect thereof.

“Taxable Period” means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation of any Tax Authority.

“Tax Laws” shall mean the Code, and any other federal, state, county, local or foreign laws related to any Tax, as well as any regulations, administrative pronouncements, rules or requirements pursuant thereto.

“Tax Returns” shall mean reports, estimates, declarations of estimated tax, information statements and returns, including information returns or reports with respect to backup withholding and other payments to third parties, relating to or required to be filed with any tax authority by any Tax Law in connection with any Taxes.

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ARTICLE II

PURCHASE AND SALE OF ASSETS

Section 2.1            Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement and effective as of the Effective Date, Seller hereby agrees to transfer and deliver to Buyer, and Buyer agrees to purchase, free and clear of any Encumbrances other than Permitted Encumbrances, 80.1% of the Assets, including, but not limited to, Seller’s right, title, and interest in and to:

(a)           all Assumed Contracts;

(b)           all Real Property;

(c)           all Licenses;

(d)           all Intellectual Property;

(e)           all Personal Property;

(f)            all files, books and other records relating solely to the Business, including, without limitation, executed copies of the Assumed Contracts or, if no executed agreement exists, summaries of the Assumed Contracts, marketing information, sales records, and price, customer, lead, mailing, circulation, purchaser and all other lists and files;

(g)           software related to the computer programs used in the operation of the Business owned by Seller and transferable under applicable license agreements, including, without limitation, those listed on Schedule 2.1(g) hereto;

(h)           all of Seller’s goodwill in and going concern value of the Business;

(i)            all inventory used in connection with the Business;

(j)            all Accounts Receivable;

(k)           all prepaid expenses and deposits of Seller with third parties in respect of the Assets (“Seller Deposits”);

(l)            all claims, causes of action and choses in action of Seller against third parties relating to the Assets or Business, but excluding claims, causes of action and choses in action against third parties related to the Excluded Assets and the Excluded Liabilities;

(m)          all intangible assets of Seller relating to the Business not specifically described above; and

(n)           available cash of Seller.

Section 2.2            Excluded Assets. The following assets of Seller shall not be acquired by Buyer and shall be deemed excluded assets (the “Excluded Assets”):

(a)            Seller’s minute books, organizational documents, and such other books and records of Seller pertaining to the ownership, organization or existence of Seller and duplicate copies of such records as are necessary to enable Seller to file Tax Returns and reports, and any other books and records of Seller not related to the Business;

(b)            any claim, right or interest of Seller in or to any prepayment, refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom;

(c)            all Contracts other than Assumed Contracts, and any assets of Seller subject to any Contract of Seller that is not an Assumed Contract;

(d)            non-assignable licenses, permits and authorizations;

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(e)           all insurance policies relating to the Business and those claims of Seller under the insurance policies included within the Excluded Assets;

(f)            all Benefit Plans (and all rights, claims and defenses thereunder), and all assets or funds held in trust for or under such Benefit Plans;

(g)           all claims, causes of action and choses in action of Seller against third parties relating to the Excluded Assets and the Excluded Liabilities;

(h)           the assets, properties and rights specifically set forth on Schedule 2.2(h);

(i)            the rights which accrue or will accrue to Seller under this Agreement or the Related Documents.

Section 2.3            Liabilities.

(a)           Assumed Liabilities. On the Effective Date, Buyer shall assume only the following liabilities: (i) all Liabilities of Seller under the Assumed Contracts from and after the Effective Date; and (ii) the Assumed Current Liabilities ((i) and (ii) collectively, the “Assumed Liabilities”). No other Liabilities of Seller will be assumed by Buyer other than the Assumed Liabilities.

(b)           Excluded Liabilities. Except for the Assumed Liabilities, neither Buyer nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation, or other Liability of Seller, or any of its Affiliates, regardless of whether such debt, claim, obligation, or other Liability is matured or unmatured, contingent or fixed, known or unknown (the “Excluded Liabilities”). Excluded Liabilities shall include, without limitation:

(i)            any long-term debt or notes payable of Seller and any Liability of Seller to any of its Affiliates;

(ii)           any Liability for Taxes of Seller (including liability for Taxes arising from any Tax sharing agreement, Tax indemnity agreement or Tax allocation agreement) for any Taxable Period, any liability for Taxes of the Business or related to the Assets properly attributable to the portion of the Taxable Period that includes the Effective Date through and including the Effective Date, and any Tax Liability arising from the sale of the Business and the Assets to Buyer contemplated herein or from any liquidation and dissolution of Seller;

(iii)          any Liability of or claim against Seller that constitutes or arises from a breach by Seller of any representation, warranty or covenant herein;

(iv)          any Liability of Seller or claim of any kind that may arise from Seller’s operation of the Business, ownership of the Assets or under the Assumed Contracts relating to the time period prior to the Effective Date or arising out of events occurring prior to the Effective Date (including liabilities for breach by Seller prior to Closing) or resulting from Seller’s consummation of the transactions contemplated by this Agreement;

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(v)           any Liability of or claim against Seller that may arise from the rendering of investment banking, brokerage fees, professional, legal, accounting, appraisal, engineering or other similar services to Seller in connection with the transactions herein;

(vi)          any Liability of Seller arising out of or relating to the employment of, performance of services by or termination of any employees, whether written or oral, express or implied, including any Liability (A) consisting of, arising out of or relating to severance, accrued vacation, termination, retention bonus, “golden parachute”, any Benefit Plan or corporate policy, unemployment compensation or any similar or other payment, with respect to any employee of Seller; (B) resulting from the consummation of the transactions contemplated by this Agreement or the termination of any employees in connection therewith under the Workers Adjustment and Retraining Notification Act of 1988, as amended from time to time; (C) resulting from workers’ compensation or other similar claims, or (D) arising out of or relating to any Benefit Plan;

(vii)         any and all claims of employees, consultants or independent contractors of Seller in such capacity;

(viii)        any Liability under any Contract not included in the Assumed Contracts;

(ix)           any Liability under any Assumed Contract for which a Consent, if required, has not been obtained or waived as of the Closing;

(x)            any forfeiture, claim or pending litigation, arbitration or proceeding relating to the Business arising prior to the Effective Date (which shall remain and be the obligation and liability solely of Seller);

(xi)           any Liability, other than the Assumed Liabilities; and

(xii)          any liability related to any Excluded Asset, unless otherwise expressly assumed by Buyer herein.

For the avoidance of doubt, Seller shall not retain and Buyer is assuming and will pay the Assumed Current Liabilities.

Seller agrees that it shall pay promptly when due any and all Excluded Liabilities not discharged by it at or prior to Closing, including any of Seller’s Liabilities related to Seller’s employees during the period they are employed by Seller or the Benefit Plans. Buyer is not the successor employer of Seller’s employees for any purpose and is not required to employ any of such employees.

Section 2.4            Purchase Price. The Purchase Price for the Assets shall be (i) Buyer’s assumption of the Assumed Liabilities, (ii) plus an unsecured one-year convertible promissory note in the aggregate principal amount of $2,000,000, in the form of Exhibit D hereto (the “Purchase Price”). The Purchase Price will be subject to downward or upward adjustment on a dollar-for-dollar basis to the extent current assets (excluding cash and cash equivalents, which will be remitted directly to Seller at Closing) less current liabilities (“Working Capital”) of Seller related to the Business on the Effective Date, as reflected on the Closing Balance Sheet, determined in accordance with GAAP, is less than or greater than zero (the “Working Capital Adjustment”), and as determined as of the close of business on the Effective Date and using the same adjustment procedures set forth in Section 2.5 below.

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Section 2.5            Purchase Price Adjustments.

(a)           On or before the date which is thirty (30) days after the six-month anniversary of the Effective Date, Buyer shall prepare and deliver to Seller a written, unaudited statement (the “Six-Month Anniversary EBITDA Calculation Statement”) setting forth in reasonable detail its determination of the EBITDA of the Business for the six-month period (the “Six-Month Anniversary EBITDA”) immediately following the Effective Date (the “First Calculation Period”), which shall be subject to review by Seller pursuant to Section 2.5(c). Within six months of the final determination of the Six-Month Anniversary EBITDA, Buyer shall pay to Seller an amount equal to the lesser of (i) three times the Six-Month Anniversary EBITDA and (ii) $1,500,000 (the “Six-Month EBITDA Payment”). The Six-Month EBITDA Payment shall be made, at the sole option of the Buyer, either in cash, common stock of the Buyer, or a combination thereof.

(b)           Seller shall have fifteen (15) days after its receipt of an EBITDA Calculation Statement (the “EBITDA Review Period”) to review such EBITDA Calculation Statement. During the EBITDA Review Period, Seller and its accountants and representatives shall have the right to inspect Buyer’s books and records during normal business hours at Buyer’s offices, upon reasonable prior notice and solely for purposes reasonably related to determinations of the Six-Month Anniversary EBITDA. Prior to the expiration of the EBITDA Review Period, Seller may object to the Six-Month Anniversary EBITDA set forth in the EBITDA Calculation Statement by delivering a written notice of objection (an “EBITDA Calculation Objection Notice”) to Buyer which shall specify the items in the EBITDA Calculation Statement disputed by Seller and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. If Seller fails to deliver an EBITDA Calculation Objection Notice to Buyer prior to the expiration of the EBITDA Review Period, then the Six-Month Anniversary EBITDA set forth in the EBITDA Calculation Statement shall be final and binding on the parties hereto. If Seller timely deliver an EBITDA Calculation Objection Notice, Buyer and Seller shall negotiate in good faith to resolve the disputed items and agree upon the Six-Month Anniversary EBITDA. If Buyer and Seller are unable to reach an agreement within thirty (30) days after such EBITDA Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Independent Accountants for resolution. The Independent Accountants shall be directed to render a written report on the unresolved disputed items with respect to the Six-Month Anniversary EBITDA as promptly as practicable, but in no event greater than 45 days after such submission to the Independent Accountants, and to resolve only those unresolved disputed items set forth in the EBITDA Calculation Objection Notice. If issues are submitted to the Independent Accountants for resolution, (i) Buyer and Seller shall furnish or cause to be furnished to the Independent Accountants all work papers and other documents and information relating to the disputed issues; (ii) the Independent Accountants shall resolve the disputed items based solely on the applicable definitions and other terms in the Agreement and the presentations by Buyer and Seller, and not by independent review; (iii) the determination of the Independent Accountants, as set forth in a notice to be delivered to both Buyer and Seller within 45 days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Six-Month EBITDA Adjustment; and (iv) the fees and expenses of the Independent Accountants shall be shared equally by Buyer and Seller.

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(c)            Accounting of Purchase Price Adjustments. The parties further acknowledge and agree that any adjustments to the purchase price made pursuant to this Section 2.5 (each, a “Purchaser Price Adjustment”), shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 2.6            Option. For the two year period following the Effective Date, Buyer shall have the option to purchase the remaining 19.9% of the Assets from Seller, at a valuation equal to 125% of the valuation of the Assets as of the Effective Date.

Section 2.7             Allocation. Seller and Buyer agree to allocate the Purchase Price among the Assets in accordance with the allocation schedule attached as Schedule 2.7 hereto (the “Allocation Schedule”). Seller and Buyer will each file an IRS Form 8594 consistent with the Allocation Schedule.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows, that as of the Closing Date, and except as set forth in the Disclosure Schedule:

Section 3.1            No Violation; Authorization. The execution and delivery of this Agreement and each other agreement, instrument, document or certificate related to or arising from this Agreement (the “Related Documents”) does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (subject only to obtaining any required consents, approvals, authorizations, exemptions or waivers set forth on Schedule 3.7), (i) to Seller’s Knowledge, result in any violation of, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject; (ii) result in any violation of any provision of its articles of organization, operating agreement or other organizational documents; or (iii) result in any violation of or default on the part of Seller (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material Contract or result in the creation of any Encumbrance (except Permitted Encumbrances) upon the Assets. The execution, delivery and performance of this Agreement and the Related Documents to which Seller is or is to become a party have been duly and validly authorized by all requisite limited liability company action on the part of Seller.

Section 3.2            Due Organization. Seller is an entity duly organized, validly existing and in good standing under the laws of the state of its organization, and has all necessary limited liability company power and authority to own, lease and operate the assets that it currently owns, leases or operates and to conduct the Business as it is now being conducted. Seller is duly licensed, registered and qualified to do business as a foreign entity and is in good standing in all jurisdictions in which the ownership of its assets, or the conduct of the Business as currently conducted, requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Schedule 3.2 sets forth each state or other jurisdiction in which Seller is licensed or qualified to do business. Seller has delivered to Buyer an accurate and complete copy of the articles of organization and operating agreement of Seller. Seller has no Subsidiaries.

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Section 3.3            Binding Obligation. This Agreement (and when executed and delivered at Closing, each Related Document) will be duly executed by Seller and (assuming due authorization, execution and delivery by the other parties hereto) will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.4            Assets and Title. The Assets include substantially all assets used by Seller in its operation of the Business. Seller owns and has good and valid title to, or a valid leasehold interest in, the Assets, and as of the Closing Date, the Assets will be free and clear of all Encumbrances (except for Permitted Encumbrances). Schedule 3.4 sets forth a list of any Encumbrances on the Assets existing as the Closing Date.

Section 3.5           Title to and Condition of Personal Property. Schedule 3.5 hereto contains a list of Seller’s Personal Property with a value in excess of $1,000.00 used in connection with the Business. Seller owns and has good and valid title to all Personal Property free and clear of any Encumbrances, except for Permitted Encumbrances or Encumbrances that shall be discharged or removed by Seller prior to or at Closing. Except as otherwise disclosed on Schedule 3.5 hereto, the Personal Property constituting tangible property is in good operating condition (ordinary wear and tear excepted).

Section 3.6           Contracts. Schedule 3.6 hereto lists all Contracts related to the Business or the Assets in effect as of the Closing Date, including, without limitation, the following:

(a)           any pension, profit sharing, stock option, employee stock purchase or other material plan or arrangement providing for deferred compensation to employees, former employees or consultants, or any collective bargaining agreement or any other Contract with any labor union;

(b)           any employment Contract for the employment of any officer, individual employee or other Person and providing for annual base compensation in excess of $50,000;

(c)           any Contract under which Seller has advanced or loaned any other Person amounts in the aggregate exceeding $10,000 except for advances to employees in the ordinary course of business for valid business reasons and not in excess of $5,000 in the aggregate;

(d)           any Contract relating to borrowed money or other indebtedness (including any earnout obligations) or the mortgaging, pledging or otherwise placing an Encumbrance (excluding Permitted Encumbrances) on the Assets;

(e)           any Contract under which Seller is lessee of or holds or operates any Real Property owned by any other Person;

(f)            any Contract under which Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Seller;

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(g)           any Contract with respect to any Intellectual Property granted or made to Seller, or granted or made by Seller to third parties, except licenses to Seller of commercially available, unmodified, “off the shelf” software used for Seller’s own internal use;

(h)           any Contract (including any exclusivity, nondisclosure or confidentiality agreement) prohibiting Seller from freely engaging in any business or competing anywhere in the world;

(i)            any Contract with any vendor or customer of Seller requiring payments to or from Seller in excess of $5,000 each year during the term thereof; and

(j)            any Contract not listed in clauses (a)-(i) above which is material to the operation of the Business.

On or prior to the date hereof, Seller has provided Buyer with, or made available to Buyer, true and complete copies of all written Contracts responsive to items (a)-(j) above. All of the Contracts listed on Schedule 3.6 are in full force and effect, and are valid, binding and enforceable in accordance with their terms and comprise all of the Contracts material for the operation of the Business. Except as otherwise disclosed on Schedule 3.6: (i) there is no default or breach by Seller, or to the Knowledge of Seller, any other party to any Contract set forth on Schedule 3.6, (ii) there is no fact or circumstance that exists that, with or without the passage of time or giving of notice or the happening of any further event or condition, would constitute a default, or would entitle any party to terminate any such Contracts or to make a claim or set-off against Seller, any of its Subsidiaries or any of their respective Affiliates, or otherwise to amend such Contract or prevent such Contract from being renewed in accordance with its terms; and (iii) there are no negotiations pending or in progress to revise any Contract, other than negotiations in the ordinary course of business intended to make the terms of certain Contracts more favorable to Seller and its Subsidiaries. The Seller has not received any written notice of default, termination, or nonrenewal under any Contract listed on Schedule 3.6.

Section 3.7            Consents. Except for the Consents described in Schedule 3.7 hereto, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any Contract to which Seller is a party is required or declaration to or filing with any governmental or regulatory authority, or any other third party is required to (a) execute this Agreement, (b) consummate this Agreement and the transactions contemplated hereby, (c) permit Seller to sell the Assets to Buyer, or (d) enable Buyer to operate the Business after the Closing Date in the same manner as it is presently operated.

Section 3.8            Undisclosed Liabilities. Except as set forth on Schedule 3.8 hereto or on the Financial Statements or the notes thereto, Seller and the Business do not have and will not have any indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, related to or arising from the operation of the Business or the ownership, possession or use of the Assets. There are no extraordinary claims against Seller or the Business by third parties relating to acts or omissions by Seller arising outside the ordinary course of the Business.

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Section 3.9            Books and Records. The books of account of Seller, and other such records, are complete and correct in all material respects, and fully and fairly reflect bona fide transactions set forth therein. At the Closing, all such books and records shall be located at the business office of Seller.

Section 3.10         Full Disclosure. No representation or warranty made by Seller herein or in any certificate, document or other written instrument furnished or to be furnished pursuant hereto contains or will contain any untrue statement of any fact, nor shall any such certificate, document or written instrument omit any fact necessary in order to make any statement herein or therein, in light of the circumstances in which it was made, not misleading. Seller has disclosed to Buyer all facts known to it that are material to the ownership of the Assets or the business, liabilities, prospects, condition (financial or otherwise) or results of operations of the Business.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 4.1            Organization; Due Authorization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia, and has full corporate power and authority to execute, deliver and perform this Agreement and any Related Document to which it is a party. The execution, delivery and performance of this Agreement and the Related Documents have been duly and validly authorized by all necessary corporate actions on the part of Buyer.

Section 4.2            Binding Obligation. Assuming due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement (and when executed and delivered at Closing, each Related Document) will be duly executed by Buyer and (assuming due authorization, execution and delivery by the other parties hereto) will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at low or in equity).

Section 4.3           Absence of Consents; No Violation. Subject to Seller obtaining the Consents, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Buyer is a party is required for the execution, delivery and performance of this Agreement and each of the Related Documents. Subject to Seller obtaining the Consents, the execution and delivery of this Agreement and each Related Document by Buyer, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not (i) to the Knowledge of Buyer, result in any violation of any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government or governmental agency, or court to which Buyer is subject; (ii) result in any violation of any provision of its the certificate of incorporation, by-laws or other organizational documents of Buyer; or (iii) result in any violation of or default on the part of Buyer (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which Buyer is a party or by which any of its properties or assets are bound.

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Section 4.4           Experience of Buyer. Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective transactions contemplated by this Agreement, and has so evaluated the merits and risks of such transaction. Buyer is able to bear the economic risk of an investment in the Business and the Assets and, at the present time, is able to afford a complete loss of such investment.

Section 4.5           Brokerage. Buyer has not incurred any liability for brokerage commissions, finders’ fees or other similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Buyer.

ARTICLE V

COVENANT OF SELLER

Section 5.1            Pre-Closing Covenants. Except as contemplated or required by this Agreement, commencing on the Effective Date until the Closing Date, Seller shall use commercially reasonable efforts to (1) maintain and preserve the Assets and the Business, (2) retain the services of present key employees and (3) maintain and preserve consistent with the ordinary course of business, the goodwill of and present relationships with suppliers, advertisers, customers and others having business relations with Seller and its Subsidiaries.

ARTICLE VI

SPECIAL COVENANTS AND AGREEMENTS

Section 6.1            Taxes, Fees and Expenses. All sales, use, transfer, and purchase taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement shall be paid by Seller. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives; provided that expenses of Seller incurred up to the Closing Date (“Seller Transaction Expenses”) shall be paid by Seller and shall not be assumed by Buyer as Assumed Current Liabilities.

Section 6.2            Bulk Sales Law. Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales laws, and Seller warrants and agrees to pay and discharge when due all claims of creditors that could be asserted against Buyer by reason of such noncompliance to the extent that such liabilities arise before or as a result of the Closing, and Seller agrees to protect, defend, save harmless and indemnify Buyer from and against any and all such claims and demands pursuant to the procedures set forth in Article X hereof that shall apply thereto in all respects.

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Section 6.3            Announcements. Commencing on the date hereof, neither Buyer nor Seller shall make any public announcement or press release concerning the transactions contemplated hereby without the written consent of the other party, except to the extent such disclosure is required under the federal securities laws.

Section 6.4            Cooperation. Prior to the Closing: (a) the parties hereto shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as a part of their respective obligations under this Agreement, including, but not limited to, the obtaining of Consents (provided that this sentence shall not require any party to make any payments as a condition to obtaining any Consent); and (b) shall use commercially reasonable efforts to satisfy the conditions to Closing in Article VII. After the Closing, each of the parties hereto shall take such actions, and shall execute and deliver to any other party such further documents as may be reasonably requested to ensure, complete and evidence the full and effective consummation of the transactions contemplated by this Agreement.

Section 6.5            Litigation Support. In the event and for so long as Buyer or any of its Affiliates actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, Seller will cooperate in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of Buyer unless the action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is directly related to the Seller’s actions, in which event it shall be at the sole cost and expense of the Seller, with reimbursement to Buyer for their reasonable costs and expenses.

Section 6.6             Transition. Except as otherwise expressly set forth in this Agreement, each of Buyer and Seller will not take, and will cause the Company not to take, any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Seller will refer all customer inquiries relating to the Company to Buyer or the Company from and after the Closing. Each Seller shall use his reasonable best efforts to obtain authorizations, approvals, orders, licenses, certificates and permits as may be required to permit the consummation of the transactions contemplated hereby and the transfer of any and all Licenses necessary for Buyer to operate the Business after the Closing in a form reasonably satisfactory in form and substance to Buyer and its counsel.

Section 6.7             No Other Bids. From and after the Effective Date until this Agreement is terminated in accordance with the terms hereof, Seller shall not authorize or knowingly permit any equity holder, officer, director, manager or employee of, or any investment banker, attorney, accountant or other representative retained by Seller or its direct or indirect equity holders to solicit, initiate or encourage submission of or engage in any negotiations relating to any Acquisition Proposal or enter into any agreement to effectuate the same. Seller shall promptly communicate to Buyer the terms of any proposal or offer received by it (no matter how preliminary), and the identity of the party making such proposal, in respect of any actual or potential Acquisition Proposal.

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Section 6.8            Confidentiality. Except as necessary for the consummation of the transactions contemplated hereby, each party hereto shall keep confidential any information which is obtained from the other party in connection with the transactions contemplated hereby; and except to the extent that such materials or information are or become readily available to the industry, have been obtained from independent sources, were known to Buyer or Seller (as the case may be) on a non-confidential basis prior to disclosure or are required to be disclosed in public filings or by law. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby. This Section 6.8 shall survive the termination or cancellation of this Agreement for a period of two (2) years from the date of termination or cancellation.

Section 6.9            Employees. Buyer may extend offers of employment to any of Seller’s employees on such terms as Buyer shall determine in its sole discretion, it being understood that (i) Buyer is not the successor employer of Seller’s employees and shall be under no obligation to offer employment to any such employees, and (ii) unless otherwise specified in this Agreement, Seller shall be responsible for, and shall defend, indemnify and hold harmless (as set forth in Article X) Buyer from and against any and all severance, accrued vacation, termination, retention bonus, “golden parachute,” unemployment compensation or any similar or other payment, or any other liabilities or obligations of Seller, with respect to any of Seller’s employees, whether or not Buyer extends an offer of employment to such employee, whether or not such employee accepts Buyer’s offer of employment, whether or not pursuant to an individual agreement or commitment or group plan or corporate policy, or required by Law, including any liability under any of Seller’s Benefit Plans, the Workers Adjustment and Retraining Notification Act of 1988 as it may be amended from time to time and the provisions of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. Buyer shall not assume any of Seller’s Benefit Plans.

Section 6.10          Maintenance of Books and Records. Each of the parties hereto shall preserve, until at least the fifth (5th) anniversary of the Closing Date or longer period as may be required by law, all pre-closing records possessed or to be possessed by such party relating to Seller or the Business. After the Closing Date and up until at least the fifth (5th) anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (x) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (y) permit the requesting party or its representatives to make copies of such records, at the requesting party’s or its representatives’ cost. Such records may be sought under this Section 6.11 for any reasonable purpose including to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.

Section 6.11          Accounts Receivable. Seller agrees that after the Effective Date, Buyer shall have the right and authority to (i) collect for the account of Buyer all Accounts Receivable and other items that shall be transferred to Buyer as provided herein, and (ii) solely for the purpose of collecting such Accounts Receivable and for no other purpose, to endorse with the name of Seller any checks received on account of any such Accounts Receivable or other items. Seller agrees that it will promptly, within two (2) Business Days, transfer and deliver to Buyer any cash, checks or other property that Seller may receive after the Effective Date in respect of any such Accounts Receivable acquired hereunder.

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ARTICLE VII

CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

Section 7.1            Conditions to Obligations of Buyer. Each and all of the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions, except to the extent that Buyer may waive any one or more thereof in its sole discretion:

(a)            Representations and Warranties. All representations and warranties of Seller contained in Article III of this Agreement shall be true and complete in all material respects, except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as though such representations and warranties were made as of the Closing Date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date and time.

(b)           Covenants and Conditions. Seller shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)           Adverse Change. Since the Effective Date, there shall not have occurred a Material Adverse Effect.

(d)           Deliveries. Seller shall have made or cause to be made, or stand willing and able to make or cause to be made, all the deliveries to Buyer set forth in Section 8.2 hereof.

(e)           No Adverse Proceedings. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or, to the Knowledge of Seller, threatened against Seller wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded, or which could reasonably be expected to materially adversely affect the Assets or the Business operations (financial or otherwise) of Seller.

(f)            Consents. All Consents shall have been obtained and copies shall have been delivered to Buyer.

(g)           Regulatory Approvals. All authorizations, approvals, orders, licenses, certificates and permits as may be required to permit the consummation of the transactions contemplated hereby and the transfer of any and all Licenses necessary for Buyer to operate the Business after the Closing shall have been obtained and shall remain in full force and effect.

Section 7.2            Conditions to Obligations of Seller. Each and all of the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions, except to the extent that Seller may waive one or more thereof:

(a)            Representations and Warranties. All representations and warranties of Buyer contained in Article IV of this Agreement shall be true and complete in all material respects, except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects as though such representations and warranties were made at and as of such time, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date and time.

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(b)           Covenants and Conditions. Buyer shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)           Deliveries. Buyer shall have made or cause to be made, or stand willing and able to make or cause to be made, all the deliveries set forth in Section 8.3 hereof.

(d)           No Adverse Proceeding. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or, to the knowledge of Buyer, threatened against Buyer wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, or declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

ARTICLE VIII

CLOSING AND CLOSING DELIVERIES

Section 8.1            Closing. The Closing shall take place within three days following the satisfaction or waiver by Buyer and Seller, in their respective sole discretion, of all of the conditions to Closing set forth in Article VII hereof, or such other time, place and date as may be mutually agreed upon by the parties hereto (the “Closing Date”). Buyer shall notify Seller of the Closing Date not less than three days before the Closing Date. The Closing shall be held at the offices of Buyer’s counsel or such other place as shall be mutually agreed upon by Buyer and Seller.

Section 8.2            Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

(a)            Bill of Sale. Duly executed Bill of Sale, substantially in the form of Exhibit A hereto;

(b)           Assignment and Assumption Agreement. A duly executed counterpart of executed Assignment and Assumption Agreement, substantially in the form of Exhibit B hereto;

(c)           Intellectual Property Assignment. A duly executed counterpart of Intellectual Property Assignment, substantially in the form of Exhibit C hereto;

(d)           Transition Services Agreement. Buyer and Seller shall enter into that certain transition services agreement, in the form attached hereto as Exhibit E;

(e)            Consents. A copy of each Consent listed on Schedule 3.7 attached hereto;

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(f)            Closing Purchase Price Certificate. A certificate dated as of a date within three days of the Closing Date, signed by Seller, certifying as to the Pre-Closing Purchase Price Statement and the Estimated Closing Cash Balance.

(g)           Licenses, Contracts, Business Records, Etc. To the extent they are in possession of Seller, copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller and necessary to conduct the Business, which copies shall be available at the Closing or at Seller’s principal business office;

(h)           Web Sites. All documents necessary to transfer to Buyer the registered domain names related to the web sites of Seller included in the Intellectual Property; and

(i)            Other. Duly executed copies of all other deeds, endorsements, assignments, consents and instruments as are reasonably necessary to transfer the Assets and carry out all other transactions contemplated by this Agreement.

Section 8.3            Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller (or a designee of Seller) the following, in form and substance reasonably satisfactory to Seller:

(a)           Purchase Price. The Purchase Price as provided in Section 2.4 hereof;

(b)           Management and Board of Directors Resignation. Prior to the Closing, the existing management and board of directors of Buyer shall resign, effective immediately upon the Closing.

(c)           Management and Board of Directors Reconstitution. Effectively immediately upon the Closing, Buyer shall name Roger Ponder and Keith Hayter as (1) its Chief Executive Officer and President, respectively, and (2) the only two members of Buyer’s Board of Directors.

(d)           Employment Agreements. Buyer shall enter into employment agreements with each of Roger Ponder and Keith Hayter, in substantially the form attached hereto as Exhibit F.

(e)           Capitalization Table. Buyer shall provide Roger Ponder and Keith Hayter with a capitalization table, in the form attached hereto as Exhibit G.

(f)            Debt Conversion. All debts of Buyer existing as of the Closing shall either be waived in a writing acceptable to Seller, or converted into equity of the Buyer effective no later than the Closing.

(g)           Kristof Equity Instrument. Effective as of the Closing, Larry Kristof, the current Chief Executive Office of Buyer, shall be granted preferred stock of the Buyer enabling him to convert into 2% of the issued and outstanding capital stock of Buyer as of the Closing Date.

(h)           Transition Services Agreement. Buyer and Seller shall enter into that certain transition services agreement, in the form attached hereto as Exhibit E;

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(i)             Assignment and Assumption Agreement. A duly executed counterpart of the Assignment and Assumption Agreement, substantially in the form of Exhibit B hereto;

(j)             Intellectual Property Assignment. A duly executed counterpart of the Intellectual Property Assignment, substantially in the form of Exhibit C hereto; and

(k)            Other. Duly executed copies of all other instruments and documents as are reasonably necessary to carry out all other transactions contemplated by this Agreement.

ARTICLE IX

TERMINATION

Section 9.1            Termination. This Agreement may be terminated by Seller or Buyer, if the terminating party is not then in breach of any material obligation under this Agreement (provided that Section 6.8 will continue in full force and effect), on written notice to the other at any time prior to Closing as follows:

(a)            by mutual consent of Buyer and Seller;

(b)            by Buyer, if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by Seller set forth in this Agreement, the Related Documents or the Schedules and Exhibits hereto, which has not been cured or waived within ten (10) Business Days after written notification thereof by Buyer to Seller;

(c)            by Seller, if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by Buyer set forth in this Agreement, the Related Documents, or the Schedules and Exhibits hereto, which has not been cured or waived within ten (10) Business Days after written notification thereof by Seller to Buyer; or

(d)            by either Buyer or Seller by notice to the other, if the Closing shall not have been consummated on or before May 1, 2017 (the “Final Termination Date”), unless extended by written agreement of Buyer and Seller, so long as the party giving such notice shall be in compliance with the terms of this Agreement.

Section 9.2           Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in Section 6.1, Section 6.3, Section 6.8, Section 9.2, Section 9.3 and Section 11.9, and except that nothing in Section 9.1 or this Section 9.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

Section 9.3            Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Seller shall not oppose Buyer seeking, in addition to any other remedies which may be available, including money damages, to seek specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Seller hereby waives the defense that there is an adequate remedy at law.

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ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

Section 10.1        Survival. Subject to the limitations and other provisions of this Agreement, all representations and warranties contained in this Agreement shall survive the Closing and shall be fully effective and enforceable for a period of two (2) years following the Closing Date, but shall thereafter be of no further force or effect, except as they relate to claims for indemnification timely made pursuant to this Article X; provided, however, that the representations and warranties contained in the Fundamental Representations shall survive until ninety (90) days after the expiration of the applicable statute of limitations period. Any claim for indemnification asserted in writing before the two (2) year anniversary of the Closing Date or the other applicable survival period set forth in this Section 10.1 shall survive until resolved or judicially determined.

Section 10.2        Indemnification.

(a)         Indemnification by Seller. Subject to the limitations and the provisions set forth in this Agreement, Seller shall indemnify and hold harmless Buyer and its Affiliates (including any officer, director, stockholder, partner, member, manager, employee, agent or representative of any thereof) from and against any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys’ fees or other expenses for investigating and defending), suit, action, claim, liability or obligation (collectively, “Damages”) related to, caused by or arising from:

(i)            any misrepresentation or breach of any representation or warranty contained herein or in any Related Document by Seller;

(ii)           the failure to fulfill any covenant or agreement contained herein or in any Related Document by Seller;

(iii)          any and all obligations or Liabilities of Seller relating to the Excluded Assets and the Excluded Liabilities and any obligation or liability imposed on Buyer by process of law as a successor to the Business;

(iv)          third party claims arising in breach of contract, breach of warranty, product liability, unfair competition, personal or other injury, tort or infringement of property rights of others or other third party claims, in each case which claim is with respect to any and all activities of Seller or any Affiliate thereof in connection with the conduct of the Business on or before the Closing Date; and

(v)           any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

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(b)           Indemnification by Buyer. Subject to the limitations and provisions set forth in this Agreement, Buyer shall indemnify and hold harmless Seller and its Affiliates (including any officer, director, stockholder, partner, member, manager, employee, agent or representative of any thereof) against any Damages related to, caused by or arising from:

(i)            any misrepresentation or breach of any representation or warranty contained herein or in any Related Document by Buyer;

(ii)           the failure to fulfill any covenant or agreement contained herein or in any Related Document by Buyer (including, without limitation, the covenant and agreement of Buyer to pay, perform and discharge the Assumed Liabilities in accordance with their respective terms) and

(iii)          any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

Section 10.3          Limitations on Indemnification Obligation. Seller shall not be liable for indemnification to Buyer under Section 10.2(a)(i), and Buyer shall not be liable for indemnification to Seller under Section 10.2(b)(i), until the aggregate amount of all Claims of Buyer or Seller, as the case may be, exceeds Ten Thousand Dollars ($10,000.00) (the “Threshold Amount”), at which time Buyer or Seller, as the case may be, shall be entitled to recover the aggregate amount of all Claims in excess of the Threshold Amount. The maximum liability of Buyer under this Agreement for indemnification obligations under Section 10.2(b)(i) shall not exceed the Purchase Price, as adjusted, in the aggregate (such maximum liability amount, the “Cap”). Notwithstanding the foregoing, the Threshold Amount and the Cap shall not apply: (i) in the event of fraud or willful misrepresentation by the Indemnifying Party; or (ii) to indemnification obligations for Damages in connection with a breach of the representations and warranties contained in the Fundamental Representations.

Section 10.4          Notice of Claims. Subject to the obligation to assert any indemnification claim within the survival period set forth in Section 10.1, any party entitled to indemnification under this Article X (“Indemnified Party”) who believes it has a right of indemnification under this Agreement and any Related Document (a “Claim”) shall give prompt written notice to the indemnifying party (“Indemnifying Party”) of (i) the facts and circumstances giving rise to the claim, (ii) a good faith estimate of the amount of Damages, and (iii) the specific representation, warranty or covenant alleged to have been breached (the “Notice”). Subject to the obligation to assert any Claim within the survival period set forth in Section 10.1, failure to give Notice shall not relieve any Indemnifying Party of any obligations that the Indemnifying Party may have to Indemnified Party under this Article X, except to the extent that such failure has prejudiced the Indemnifying Party under the provisions for indemnification contained in this Agreement. Within 20 days of receipt of the Notice (the “Objection Period”), Indemnifying Party may object (a “Claim Objection”) to any matter, including the basis and amount of such Claim, set forth in such Notice by delivering to Indemnified Party written notice setting forth such objections in reasonable detail. If Indemnified Party does not receive a Claim Objection within the Objection Period, then Indemnifying Party shall be deemed to have acknowledged and agreed with the correctness of such Claim amount for the full amount thereof and shall thereafter be precluded from disputing such Claim amount. If Indemnifying Party delivers a timely Claim Objection to Indemnified Party, Indemnified Party shall not be entitled to recoupment until Indemnified Party shall have received either a certified copy of the final decision (by a court of competent jurisdiction) or Indemnified Party and the Indemnifying Party shall have executed a written agreement resolving such dispute (such final determination by a court of competent jurisdiction or written agreement being a “Final Determination”) setting forth the amount, if any, which Indemnified Party is entitled to receive.

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Section 10.5          Assumption and Defense of Third-Party Action. If any third party shall notify (whether written, verbal or otherwise) any Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a Claim (subject to the rights, terms and conditions herein) against any other party under this Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer directly resulting from, directly relating to, or caused by the Third Party Claim, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section 10.5, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the conditions in this Section 10.5 is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer directly resulting from, directly relating to, or caused by the Third Party Claim to the fullest extent provided in this Article X.

Section 10.6         Right of Set-Off. Buyer shall have a right, but not an obligation, to set-off, in its sole and absolute discretion, against any and all amounts payable to Seller under this Agreement or any Related Document (whether such amounts are payable in cash or shares of Common Stock), including, without limitation (i) the Six Month Anniversary EBITDA Adjustment and (ii) any other amounts or property payable or distributable to Seller after the Closing Date and any Damages or other amounts to which Seller is entitled and has not already been paid pursuant to the indemnification provisions of this Agreement or any Related Document.

Section 10.7         Remedies Exclusive. The remedies provided in Section 10.2 shall be the exclusive remedies of the parties with respect to the transactions contemplated hereby, and the parties waive any other remedies however arising. Notwithstanding the foregoing, nothing herein shall limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief) or any remedy based upon fraud or criminal misconduct.

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ARTICLE XI

MISCELLANEOUS

Section 11.1           Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by telecopy, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a telecopy, upon receipt thereof if received during normal business hours and otherwise on the next Business Day and (iv) addressed as follows:

If to Seller:

InterCloud Systems Inc.

1030 Broad Street, Suite 102

Shrewsbury, NJ 07702

Telecopy No.: (732) 796-6936

Attention: Chief Financial Officer

With a copy to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, NY 10036

Telecopy No.: (212) 798-6319

Attention: M. Ali Panjwani, Esq.

If to Buyer:

Mantra Venture Group Ltd.

c/o AW Solutions, Inc.

300 Crown Oak Centre Drive

Longwood, FL 32750

Telecopy No.: (407) 260-0749

Attention: President

With a copy to:

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

Section 11.2           Benefit and Binding Effect. None of the parties hereto may assign this Agreement without the prior written consent of the other parties, provided, however, that Buyer may assign this Agreement without prior written consent of Seller. No assignment shall relieve the assigning party of any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

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Section 11.3          Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

Section 11.4          Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

Section 11.5          Entire Agreement. This Agreement, all Schedules and Exhibits hereto, the Related Documents and all documents, writings, instruments and certificates delivered or to be delivered by the parties pursuant hereto collectively represent the sole and entire understanding and agreement between the parties hereto with respect to the subject matter hereof. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein. This Agreement supersedes all prior negotiations and understandings between the parties hereto whatsoever with respect to the subject matter hereof, and all letters of intent and other writings relating to such negotiations and understandings.

Section 11.6         Amendment. This Agreement shall not be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by each party hereto.

Section 11.7          Severability. If in any jurisdiction any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or held unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

Section 11.8          Governing Law; Consent to Jurisdiction.

(a)           The parties acknowledge and agree that this Agreement constitutes a contract pertaining to a transaction covering in the aggregate not less than $1,000,000 and that their choice of law and choice of jurisdiction specified below have been made pursuant to and in accordance with Sections 5-1401 and 5-1402, respectively, of the New York General Obligations Law. Accordingly, the parties acknowledge and agree that this Agreement shall be governed by the laws of the State of New York, as to all matters including matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein, and the courts of the State of New York have exclusive jurisdiction of all disputes with respect to an alleged breach of any representation, warranty, agreement or covenant of this Agreement, including, but not limited to, any dispute relating to the construction or interpretation of the rights and obligations of any party, which is not resolved through discussion between the parties.

(b)           The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding commenced by the other party or to which such party is a party arising out of or relating to this Agreement or any Related Document or any transaction contemplated hereby or thereby. The parties hereby irrevocably waive, to the fullest extent they may effectively do so under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties also irrevocably and unconditionally consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process by overnight courier to such party and its counsel at their respective addresses specified in Section 11.1. The parties further irrevocably and unconditionally agree that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[remainder of page left intentionally bank; signature page follows]

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This Asset Purchase Agreement has been executed by the undersigned parties hereto as of the date first above written.

BUYER:

MANTRA VENTURE GROUP LTD.

By:	/s/ Larry Kristof
Name:	Larry Kristof
Title:	Chief Executive Officer

SELLER:

INTERCLOUD SYSTEMS, INC.

By:	/s/ Timothy A. Larkin
Name:	Timothy A. Larkin
Title:	Chief Financial Officer

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